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FILED
IN THE OFFICE OF
SECRETARY OF STATE OF THE
STATE OF NEVADA                    ARTICLES OF INCORPORATION

MAR 05 1998
                                             OF
No.  C4578-1998
/s/ Dean Heller
Dean Heller Secretary of State     GREEN FUSION CORPORATION
                                   ------------------------


	KNOW ALL MEN BY THESE PRESENTS:  That the undersigned,

Pursuant to Chapter 78 of the Nevada Revised Statutes, has

this day made and filed these Articles of Incorporation and

DOES HEREBY CERTIFY:

1.	Name:  The name of the Corporation shall be:

                 GREEN FUSION CORPORATION

	2.  	Principal Office:   The principal office or place

of business for the corporation shall be located at 6121 Lakeside

Drive, Suite 260, Reno, Nevada 89511-8527.  The corporation may also maintain offices, transact corporate business, and hold meetings of directors and shareholders at other places in

Nevada or outside the State.  The name and address of its Resident

Agent are Richard W. Harris, Esq., 6121 Lakeside Drive, Suite 260,

Reno, Nevada 89511-8527.

	3. 	Purpose:  The nature of the business, objects and

purposes to be transacted, promoted, and carried out by the corporation shall be:  To engage in any lawful activity within or without the

State of Nevada.

4.	Term:  The corporation shall have perpetual existence.

5.	Capitalization:   The amount of the total authorized capital

of the

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corporation shall consist of TWENTY FIVE THOUSAND (25,000)

shares having no par value.  All of the shares shall be of one class, without series or other distinction, and shall be

designated as "Common Stock".

	6.  	Assessments:  The capital stock, after the amount

of the subscription price has been fully paid, shall not be subject to assessment for any purpose whatsoever.

	7.	Directors:	The governing board of the corporation

shall be styled "Directors", and the first Board shall be one (1) in number.  The number of directors shall not be reduced to fewer than one, and may, at any time or times, be increased or decreased in such manner as provided in the By-Laws of the corporation.

	The names and addresses of the first Board of Directors are

as follows:

      Name                          Address
      ----                          -------

      Logan Anderson                Unit 45, Locavia Condominiums
                                    Seven Mile Beach
                                    Cayman Islands, BWI

8.	Election of Directors:  At all elections of directors of

the corporation each stockholder possessing voting power is entitled to as many votes as equal the number of directors to be elected.  He or she may cast all of such votes for a single director or may distribute them among the number to be voted upon or any two or more of them, as he or she may see fit.

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9.	Powers of Directors: In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

a.	To make, alter, amend and rescind the By-Laws of the corporation.

b.	To fix the amount to be reserved as working capital.

c.	To fix the times for the declaration and payment of dividends.

d.	To authorize and cause to be executed mortgages and liens upon real and personal property of the corporation.

e.	To sell, assign, transfer or otherwise dispose of the property of the corporation as an entirety with the consent in writing or pursuant to the affirmative vote of the holders or a majority of the stock issued and outstanding, at a stock-holders' meeting duly called for that purpose.

f.	To sell, assign, transfer, lease and in any lawful manner

dispose of such portions of said property as the Board of Directors shall deem advisable, and to use and apply the funds received in payment therefore to the surplus account for the benefit

of the corporation, or the payment of dividends, or

otherwise; provided that a majority of the whole Board

concur therein, and further provided that the capital stock

shall not be decreased except in accordance with the

laws of Nevada.

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g.	      By a resolution passed by a majority of

the whole Board, under suitable  provision of the By-Laws,

to designate two or more of their numbers to

constitute an executive committee, which committee shall

have and exercise any and all of the powers of the Board

of Directors which may be lawfully delegated in the

management of the business and affairs of the corporation,

and shall have the authority to cause the seal of the

corporation to be affixed to all papers which may require it

h.	To determine from time to time whether (and if

allowed, under what conditions are regulations) the accounts and books of the corporation (other than the

books required by law to be kept at the principal office of

the corporation in Nevada), or any of them shall be open to

the inspection of the stockholders, and the stockholders'

rights in this respect are and shall be restricted or

limited accordingly.

10.	Liability of Directors and Officers:  An office

or director of the corporation shall have no personal

liability to the corporation or its stockholders for

damages for breach of fiduciary duty as an officer or

director except for (a) acts or omissions which involve

intentional misconduct, fraud, or a knowing violation

of the law and (b) the payment of dividends in violation

of N.R.S. 78.300.

11.	Indemnification of Officers and Directors:  Every

person who was or is a party to, or is threatened to be made a party to, or is involved in any

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action, suit or proceeding, whether civil, criminal,

administrative or investigative, by reason of the fact

that he or she or a person of whom he or she is the legal

representative is or was a director or officer of the

corporation or is or was serving at the request of the

corporation as a director or officer of another corporation,

or as its representative in a partnership, joint venture,

trust or other enterprise, shall be indemnified and held

harmless to the fullest extent legally permissible under

the laws of the State of Nevada from time to time

against all expenses, liability and loss (including

attorney's fees, judgments, fines and

amounts paid or to be paid in settlement) reasonably

incurred or suffered by him or her in connection therewith.

Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person.  Such

right of indemnification which such directors, officers, or

representatives may have or hereafter acquire shall extend to all actions undertaken on behalf of the corporation; and,

without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any By-Laws, agreement vote of stockholders, provision of

law or otherwise, as well as their rights under this Article.

	Without limiting the application of the foregoing, the

Board of Directors may adopt By-Laws from time to time with

respect to indemnification to provide at all times

the fullest indemnification permitted by the laws of the

State of Nevada and may cause the corporation to purchase

and maintain insurance on

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behalf of any person who is or was a director or officer

of the corporation, or is or was serving at the request of the corporation as a director or officer of another

corporation, or as its representative in a

partnership, joint venture, trust or other enterprises

against any liability asserted against

such person and incurred in any such capacity or arising

out of such status, whether or not the corporation would

have the power to indemnify such person.

12.	Amendment:  The corporation reserves the right to

amend, alter or repeal any provisions contained in these

Articles of Incorporation in the manner now or

hereafter prescribed by statute, and all rights conferred

on stockholders herein are granted

subject to this reservation.

	13.	Incorporator:  The name and post office address

of the person signing these Articles of Incorporation are

as follows:

                        Richard W. Harris
                        6121 Lakeside Drive,  Suite 260
                        Reno, Nevada  89511-8527

	IN WITNESS WHEREOF, I have hereunto set my hand this

4th day of March, 1998, hereby declaring and certifying that the facts stated hereinabove are true  and

correct to the best of my knowledge.


                                      /s/ Richard W. Harris
                                      ---------------------
                                      RICHARD W. HARRIS

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                    CERTIFICATE OF ACCEPTANCE OF
                    APPOINTMENT BY RESIDENT AGENT
                    -----------------------------

	I, RICHARD W. HARRIS, hereby certify that on the 4th

day of March, 1998, I accepted appointment as Resident Agent of

Green Fusion Corporation in accordance with NRS 78.090.  The principal office in the State is located at 6121 Lakeside Drive,

Suite 260, Reno, Nevada 89511-8527, Washoe County, Nevada.

	DATED this 4th day of March, 1998.



                                         /s/Richard W. Harris
                                         --------------------
                                         RICHARD W. HARRIS






STATE OF NEVADA   )
                  ) ss.
COUNTY OF WASHOE  )


	On this 4th day of March, 1998, personally appeared

before me, a Notary Public, RICHARD W. HARRIS, personally known to me, who acknowledged to me that he executed the foregoing

Articles of Incorporation.

                                    Betty Carlson
                                    -------------
                                    NOTARY PUBLIC

                                    BETTY CARLSON
                                    Notary Public - State of Nevada
                                    Appointment Recorded in County of Washoe
                         97-0073-3  My appointment Expires Feb. 5, 2001


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